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                                                                   EXHIBIT 10(a)

                     [LETTERHEAD OF ENTERRA APPEARS HERE]


VIA FACSIMILE (713) 940-6122

June 29, 1995

Mr. Lamar C. McIntyre
Chief Financial Officer
Zapata Corporation
One Riverway, Suite 2150
Houston, Texas 77056

Dear Mr. McIntyre:

This letter will confirm the agreement between Zapata Corporation ("Zapata") and Enterra Corporation ("Enterra") pursuant to which Enterra agrees, subject only to the conditions contained herein, to purchase from Zapata, and Zapata agrees to sell to Enterra, all of the assets of Zapata's wholly-owned subsidiary, Energy Industries, Inc. ("EI"), for the cash price of $130,000,000.00 (the "Purchase Price"). The Purchase Price shall be wire transferred by Enterra to the bank account designated by Zapata. This agreement shall be subject only to expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Completion"), and to signing of a definitive asset purchase agreement containing customary and reasonable representations and warranties and indemnification provisions. Closing of this transaction shall take place as soon as possible after HSR Completion. Both Enterra and Zapata agree to use their best efforts to close the transaction before August 31, 1995.

In exchange, Zapata agrees to discontinue all further discussions with other potential acquirors of EI and will not solicit or accept any other offers for EI (the "No-Shop Commitment"). The No-Shop Commitment will remain in force until HSR Completion.

This agreement shall be governed by and construed in accordance with the laws of the State of Texas. This agreement contains the entire agreement of the parties and may not be changed orally but only in writing signed by the parties against which enforcement of any waiver or modification is sought. If any legal action is brought for the enforcement of this agreement or because of any alleged dispute, breach or default in connection with any of the provisions of this agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees incurred in this action or proceeding in addition to any other relief to which it may be entitled.

 Enterra Corporation . 13100 Northwest Freeway, Sixth Floor . Houston, Texas
               77040-6310 . (713) 462-7300 . FAX: (713) 462-7816

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Mr. Lamar C. McIntyre
Zapata Corporation
June 29, 1995
Page 2

If this letter accurately reflects our agreement, please execute in the space provided below and return one fully-executed original to me as soon as possible.

Very truly yours,

ENTERRA CORPORATION



    /s/ Steven C. Grant
--------------------------------
Steven C. Grant
Senior Vice President
Corporate Development


ACCEPTED AND AGREED TO:

ZAPATA CORPORATION



     /s/ Lamar C. McIntyre
--------------------------------
Lamar C. McIntyre
Chief Financial Officer